FINANCIAL ADVANTAGE BROKERAGE SERVICES, INC.
                         17 S Main St.
                          PO Box 1934
                 Minot, North Dakota 58702-1934


                         EXHIBIT DRAFT


                   SELECTED DEALER AGREEMENT

                        3,000,000 SHARES

                       ND Holdings, Inc.
                      No Par Common Stock

                   (Registration on Form S-1
                      File No. 333-11509)


To:


   fax:

Dear Sirs:   Dated                                      , 1997

   The Underwriter named in the prospectus mentioned below (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to offer on "Best Efforts" basis no par common stock of ND Holdings, Inc. (the "Company"), at the price set forth on the cover of said prospectus, an aggregate of 3,000,000 Shares (the "Shares"). The Shares are more particularly described in the enclosed prospectus (the "Prospectus"), additional copies of which will be supplied in reasonable quantities upon request.

   The Underwriters is offering a part of the Shares for best efforts offer through selected dealers (the "Selected Dealers") as agents for their customers, among whom they are pleased to include you, at the public offering price, with a commission of 8% to the Selling Broker Dealer as set forth in the Prospectus under "Underwriting". This offering is made subject to delivery of the Shares and their acceptance by the Underwriter, to the approval of all legal matters by counsel, and to the terms and conditions herein set forth.

   We have advised you by facsimile of the method and terms of the offering. Acceptances should be sent to Financial Advantage Brokerage Services, Inc., 17 S Main St., PO Box 1934, Minot, North Dakota 58702-1934, fax number (701) 852-3108. We reserve the right to reject any acceptances in whole or in part. Checks shall be made payable to "ND Holdings, Inc. Escrow Account-First Western Bank and Trust".

   Any of the Shares offered by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that the reallowance from such public offering price of not in excess of the amount set forth in the Prospectus under "Underwriting" may be allowed to dealers who are members in good standing of the National Association of Securities Dealers, Inc. or foreign banks, dealers or institutions not eligible for membership said Association who represent to you that they will promptly offer such Shares to unrelated persons at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in confirmation below.

   Shares purchased by your customers hereunder shall be paid for by bank check payable in New York Clearing House funds to the order of ND Holdings, Inc., Escrow Account-First Western Bank and Trust at the offices of Financial Advantage Brokerage Services, Inc., 17 S Main St, PO Box 1934, Minot, North Dakota 58702-1934, or at such other place as instructed. Net proceeds and commissions will be distributed from the escrow at regular intervals as proceeds are received. Delivery to the purchaser of certificates for Shares will be made as soon as is practicable thereafter.

   The Underwriter has been advised by the Company that a Registration Statement for the Shares, filed under the Securities Act of 1933, has become effective. You agree that in selling Shares pursuant hereto (which agreement shall also be for the benefit of the Company) you will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934. No person is authorized by the Company or by the Underwriter to give any information or make any representations not contained in the Prospectus in connection with the sale of Shares. You are not authorized to act as agent for the Company or the Underwriters in offering Shares to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers partners with the Underwriter or with one another.

   Upon application to us, we will inform you as to the advice we have received from the Company's counsel concerning the jurisdictions in which Shares have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions, but we have not assumed and will not assume any obligation or responsibility as the right of any Selected Dealer to sell Shares in any such jurisdiction.

   As Underwriter, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall be under no obligation to you except for obligations expressly assumed by us in this Agreement.

   You agree, upon our request, at any time or times prior to the termination of this Agreement, to report to us the number of Shares sold by you pursuant to the provisions hereof.

   Selected Dealers will be governed by the condition herein set forth under this Agreement, to report to us the number of Shares sold by you pursuant to the provisions hereof until this agreement is terminated.

   Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 30th day after the date hereof but, in our discretion, may be extended by us for such further periods not exceeding 150 days and in our discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding the termination of this Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, against you together with other dealers selling Shares upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

   This Agreement shall be governed by and construed and enforced in accordance with internal laws of the State of North Dakota, and you consent and will submit to NASD Industry Arbitration to be heard in the City of Minot with respect to any controversies arising under this Agreement.

   In the event that you agree to offer and sell Shares in accordance with the terms hereof, kindly confirm such agreement by completing and signing the form provided for the purpose herewith and returning it to us promptly, even though you may have previously advised us of your acceptance by telephone or facsimile.

   All communications from you should be addressed to Bradley Wells, Financial Advantage Brokerage Services, Inc., 17 S Main St, PO Box 1934, Minot, North Dakota 58702-1934, phone number (701) 852-3090, fax number (701) 852-3108. Any notice from us to you shall be deemed to have been fully authorized by the Underwriter and to have been duly given if mailed or faxed to you at the address and or facsimile number to which this letter is delivered.

Very truly yours,

Financial Advantage Brokerage Services, Inc.



BY:
   Bradley Wells, President



              SELECTED DEALER - ACCEPTANCE OF ALLOTMENT



Date:



To:    Bradley Wells
       Financial Advantage Brokerage Services, Inc.
       17 S Main St
       PO Box 1934
       Minot, ND 58702-1934
       fax:  (701) 852-3108

Dear Sirs:

   We hereby confirm our agreement to offer to the public
Shares (on a best efforts basis) of ND Holdings, Inc., no par common stock allotted to us subject to the terms and conditions of the foregoing Agreement and your fax to us referred to therein. We hereby acknowledge receipt of the Prospectus relating to the Shares, and we confirm that we have relied upon no statements whatsoever, written or oral, other than the statements in such Prospectus. We have made a record of our distribution of preliminary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have upon your request, promptly thereafter distributed preliminary prospectus'. We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with the Rules of Fair Practice of said Association, and in particular, Sections 8, 24, 25 and 36 of Article III thereof, or, if we are not such a member, we are a foreign bank, dealer or institution not eligible for membership in said Association and agree to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making any sales to comply with said Association's Rules and Interpretations to the extent applicable to us.


Dated as of the date first above written.


                     Name of Selected Dealer

                     By:______________________
                        (Authorized Signature)

                     Address:



                     Phone Number:
                     Facsimile Number: